EZCORP Reports Third Quarter Fiscal 2026 Results
Record PLO Drives Exceptional Growth in Adjusted EBITDA and EPS

Austin, Texas (August 5, 2026) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States, Latin America and the Caribbean, today announced results for its third quarter ended June 30, 2026.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
THIRD QUARTER HIGHLIGHTS
•Net income attributable to EZCORP increased 44% to $38.2 million. On an adjusted basis1, net income attributable to EZCORP increased 52% to $37.2 million.
•Diluted earnings per share (EPS) increased 41% to $0.48. On an adjusted basis1, diluted earnings per share increased 47% to $0.47.
•Adjusted EBITDA increased 48% to $65.6 million.
•Total revenues increased 35% to $418.7 million, while gross profit increased 34% to $246.2 million.
•Pawn loans outstanding (PLO) increased 33% to $387.2 million.
•We acquired the remaining interest in Founders and SMG in a series of transactions throughout the third quarter and July 2026.
•We grew our footprint by 43 stores.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “This was another outstanding quarter for EZCORP, one of the strongest in our history. PLO reached a new high of $387.2 million, adjusted EBITDA increased 48%, and diluted EPS rose 41%. The gains were well balanced in all of our geographies across lending, merchandise sales and margin, gold scrap and profitability. Importantly, excluding scrap, gross profit increased 32%, underscoring the depth, durability and trajectory of our business.
“A key highlight for the quarter has been the outstanding performance of our Latin American business, with segment contribution growing 56%, underpinned by excellent operating metrics across all measures. We also expanded our scale in the region, acquiring 33 new stores in Guatemala, furthering our leadership position there, and opened 9 de novo stores. Additionally, shortly after June 30, we acquired all of the remaining minority interests in SMG, which operates 108 stores across 12 countries. Our view on SMG has strengthened further as we see considerable opportunity in introducing EZCORP’s systems, operating disciplines, culture and capital across the platform.
“We enter the final quarter of fiscal 2026 in a very strong operating and financial position. I am proud of what our team has accomplished so far this year and sincerely thank them for their tireless work in serving our customers with passion, dignity and respect. I look forward to continuing to build value for our shareholders in what has been an exceptionally strong year for our company.”

CONSOLIDATED RESULTS

Three Months Ended June 30,	As Reported		Adjusted[1]
in millions, except per share amounts	2026	2025	2026	2025

Total revenues	$418.7	$311.0	$408.4	$311.0
Gross profit	$246.2	$183.6	$240.3	$183.6
Income before income taxes	$52.0	$34.7	$50.6	$33.3
Consolidated net income attributable to EZCORP	$38.2	$26.5	$37.2	$24.5
Diluted earnings per share attributable to EZCORP	$0.48	$0.34	$0.47	$0.32
EBITDA (non-GAAP measure)	$67.2	$45.7	$65.6	$44.3

•PLO increased 33% to $387.2 million (18% on a same-store2 basis), primarily due to higher average loan size and continued strong pawn demand.
•Total revenues increased 35% and gross profit increased 34%, reflecting improved pawn service charges (PSC), merchandise sales, and jewelry scrap sales. Excluding SMG, total revenues increased 21% and gross profit increased 22%.
•PSC increased 32% as a result of higher average PLO and additional stores.
•Merchandise sales gross margin increased to 38% from 36%, while aged general merchandise decreased 132 basis points (bps) to 1.3% of total general merchandise inventory.
•Jewelry scrap sales increased 110% due to the increase in gold price and jewelry purchases, and jewelry scrap sales gross margin decreased from 29% to 26%.
•Net inventory increased 40% (21% on a same-store basis) due to an increase in PLO, layaways and purchases. Inventory turnover down to 2.3x, from 2.4x.
•Store expenses increased 30% (12% on a same-store basis), primarily due to labor costs, including minimum wage increases in Latin America.
•General and administrative expenses increased 24%, primarily due to labor costs (including higher incentive compensation) and expenses associated with SMG.
•Income before taxes increased to $52.0 million, up 50% from $34.7 million, and adjusted EBITDA increased 48% to $65.6 million.
•Diluted earnings per share increased 41% to $0.48. On an adjusted basis, diluted earnings per share increased 47% to $0.47.
•Cash and cash equivalents decreased to $311.0 million from $472.1 million as of June 30, 2025. The decrease was primarily driven by the retirement of SMG’s existing third-party indebtedness of $134.2 million and cash used for acquisitions.

SEGMENT RESULTS
U.S. Pawn
•PLO increased 15% to $254.5 million (13% on a same-store basis) due to an increase in average loan size and continued strong loan demand.
•Total revenues and gross profit increased 14%, driven by increased jewelry scrap sales, PSC, and merchandise sales.
•PSC increased 13% as a result of higher average PLO.
•Merchandise sales increased 6% (3% on a same-store basis), and sales gross margin increased by 130 bps to 40%.
•Jewelry scrap sales increased 57% due to the increase in gold price and jewelry purchases, and jewelry scrap sales gross margin decreased from 29% to 27%.

•Net inventory increased 28% (24% on a same-store basis) due to increase in PLO, layaways and purchases; inventory turnover remained consistent at 2.0x. Aged general merchandise decreased by 90 bps to 1.9%, or $0.7 million of total general merchandise inventory.
•Store expenses increased 8% (6% on a same-store basis), primarily due to increased labor, in line with store activity.
•Segment contribution increased 24% to $61.6 million.
•Segment store count increased to 560 due to the acquisition of 1 store during the quarter.
Latin America Pawn
•PLO increased 40% to $98.9 million (33% on constant currency basis). On a same-store basis, PLO increased 35% (28% increase on a constant currency basis) due to strong loan demand and improved operational performance.
•Total revenues increased 37% (25% on constant currency basis), and gross profit increased 44% (32% on a constant currency basis), primarily due to increased jewelry scrap sales, PSC and merchandise sales.
•PSC increased to $42.9 million, an increase of 37% (26% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales increased 31% (20% on constant currency basis) and 21% on a same-store basis (11% increase on a constant currency basis). Merchandise sales gross margin increased to 36% from 31%.
•Jewelry scrap sales increased 138% due to the increase in gold price, and jewelry scrap sales gross margin decreased from 29% to 26%.
•Net inventory increased 27% (21% on a constant currency basis) due to an increase in PLO. Inventory turnover remained consistent at 3.1x. On a same-store basis, net inventory increased by 11% (5% on a constant currency basis). Aged general merchandise remained below 1% of total general merchandise inventory.
•Store expenses increased 38% (27% on a constant currency basis) and increased 28% on a same-store basis (17% on a constant currency basis) due to increased labor, in line with store activity and minimum wage increases.
•Segment contribution increased 56% to $24.8 million (43% on a constant currency basis to $22.8 million).
•Segment store count increased by 41 stores to 881 during the quarter due to 33 acquired stores and 9 de novo stores, partially offset by 1 store consolidation.
SMG
•During the third quarter of fiscal 2026, we acquired the remaining membership interests in Founders, resulting in 100% ownership, and increased our ownership of SMG to 97.4%. In July 2026, we acquired the remaining shares of SMG, making it wholly owned. As SMG was not owned during the comparable prior-year period, results are presented on an absolute basis without year-over-year comparisons.
•PLO of $33.8 million and net inventory of $28.9 million, with aged general merchandise at 1.1% of total general merchandise inventory.
•Total revenues were $43.1 million, comprised of merchandise sales of $17.1 million (with a margin of 31%), PSC of $14.3 million, and jewelry scrap sales of $11.7 million (with a margin of 24%).
•Store expenses totaled $16.0 million.
•Segment contribution was $5.9 million.
•Segment store count increased to 108 due to the addition of 1 de novo store.

FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, August 6, 2026, at 8:00 am Central Time to discuss Third Quarter Fiscal 2026 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BI0b21f04d441c43378152bf0ac5860ad3. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/74c6ptw7. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn transactions in the United States, Latin America and the Caribbean. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with pandemics. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions. Numbers may not foot or cross foot due to rounding.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same-store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amount)	2026	2025	2026	2025
Revenues:
Merchandise sales	$209,655	$168,624	$634,267	$524,434
Jewelry scrap sales	56,575	26,970	177,724	64,640
Pawn service charges	152,475	115,339	435,520	348,262
Other revenues	43	48	137	131
Total revenues	418,748	310,981	1,247,648	937,467
Merchandise cost of goods sold	130,755	108,226	400,299	341,605
Jewelry scrap cost of goods sold	41,806	19,116	118,158	48,367
Gross profit	246,187	183,639	729,191	547,495
Operating expenses:
Store expenses	147,693	113,382	422,584	335,385
General and administrative	33,999	27,521	95,230	76,805
Depreciation and amortization	9,650	8,003	27,994	24,358
Loss on sale or disposal of assets and other	25	—	112	25
Other operating income	—	(1,262)	—	(1,262)
Total operating expenses	191,367	147,644	545,920	435,311
Operating income	54,820	35,995	183,271	112,184
Interest expense	8,353	8,458	24,873	14,886
Interest income	(2,786)	(5,440)	(10,187)	(9,408)
Equity in net income of unconsolidated affiliates	(1,895)	(1,200)	(4,884)	(4,180)
Other (income) expense	(861)	(536)	(3,197)	377
Income before income taxes	52,009	34,713	176,666	110,509
Income tax expense	13,515	8,210	44,284	27,600
Consolidated net income	38,494	26,503	132,382	82,909
Consolidated net (income) attributable to non-controlling interest	(295)	—	(776)	—
Consolidated net income attributable to EZCORP	$38,199	$26,503	$131,606	$82,909

Basic earnings per share attributable to EZCORP	$0.62	$0.45	$2.14	$1.47
Diluted earnings per share attributable to EZCORP	$0.48	$0.34	$1.65	$1.08

Weighted-average basic shares outstanding	61,535	59,134	61,476	56,308
Weighted-average diluted shares outstanding	83,358	82,918	83,371	83,144

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share amount)	June 30, 2026	June 30, 2025	September 30, 2025
Assets:
Current assets:
Cash and cash equivalents	$311,026	$472,088	$469,524
Short-term restricted cash	1,752	9,609	525
Pawn loans	387,195	291,634	307,496
Pawn service charges receivable, net	57,450	45,410	48,733
Inventory, net	316,347	225,489	248,457
Prepaid expenses and other current assets	42,771	43,417	51,221
Total current assets	1,116,541	1,087,647	1,125,956
Investments in unconsolidated affiliates	26,549	13,753	18,123
Other investments	6,883	51,903	51,903
Property and equipment, net	89,007	67,439	75,331
Right-of-use assets	281,159	236,064	236,462
Long-term restricted cash	13,920	5,380	14,664
Goodwill	475,436	321,907	324,889
Intangible assets, net	124,679	57,960	58,832
Deferred tax asset, net	13,752	25,841	29,455
Other assets, net	18,307	15,174	15,594
Total assets	$2,166,233	$1,883,068	$1,951,209

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	119,808	78,756	105,443
Customer layaway deposits	42,534	33,336	33,901
Operating lease liabilities, current	69,755	60,183	61,228
Total current liabilities	232,097	172,275	200,572
Long-term debt, net	519,494	517,601	518,076
Deferred tax liability, net	2,669	2,017	2,571
Operating lease liabilities	221,499	184,295	184,736
Other long-term liabilities	22,769	16,822	19,769
Total liabilities	998,528	893,010	925,724
Commitments and contingencies
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100,000,000; issued and outstanding: 58,503,051 as of June 30, 2026; 57,992,965 as of June 30, 2025; 57,921,451 as of September 30, 2025	585	580	579
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3,000,000; issued and outstanding: 2,970,171 as of June 30, 2026, June 30, 2025 and September 30, 2025	30	30	30
Additional paid-in capital	453,600	448,073	450,892
Retained earnings	739,396	586,549	612,687
Accumulated other comprehensive loss	(29,029)	(45,174)	(38,703)
Total EZCORP equity	1,164,582	990,058	1,025,485
Non-controlling interest	3,123	—	—
Total equity	1,167,705	990,058	1,025,485
Total liabilities and equity	$2,166,233	$1,883,068	$1,951,209

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2026	2025

Operating activities:
Net income	$132,382	$82,909
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	27,994	24,358
Amortization of deferred financing costs	1,419	1,238
Non-cash lease expense	51,276	43,889
Deferred income taxes	1	(542)
Other adjustments	(873)	(1,877)
Provision for inventory reserve	(680)	39
Stock compensation expense	12,644	9,213
Equity in net income from investment in unconsolidated affiliates	(4,884)	(4,180)
Gain from remeasurement of previously held equity interest	(1,596)	—
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(2,697)	(364)
Inventory	(15,471)	(9,205)
Prepaid expenses, other current assets and other assets	1,086	(74)
Accounts payable, accrued expenses and other liabilities	(70,766)	(58,023)
Customer layaway deposits	6,282	11,276
Income taxes	(5,729)	(927)
Net cash provided by operating activities	130,388	97,730
Investing activities:
Loans made	(948,262)	(738,670)
Loans repaid	535,597	417,734
Recovery of pawn loan principal through sale of forfeited collateral	358,661	291,903
Capital expenditures	(27,808)	(23,051)
Acquisitions, net of cash acquired	(31,135)	(17,093)
Issuance of notes receivable	(9,000)	—
Proceeds of notes receivable	—	241
Investment in unconsolidated affiliate	(7,448)	(718)
Dividends from unconsolidated affiliates	3,929	3,614
Net cash used in investing activities	(125,466)	(66,040)
Financing activities:
Taxes paid related to net share settlement of equity awards	(6,347)	(3,971)
Proceeds from issuance of debt	—	300,000
Debt issuance cost	—	(7,563)
Payments on debt	(134,151)	(6,410)
Purchase and retirement of treasury stock	(8,038)	(6,000)
Payment of contingent consideration	(550)	—
Acquisition of non-controlling interest	(14,313)	—
Payments of finance leases	(761)	(450)
Net cash (used in) provided by financing activities	(164,160)	275,606
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,223	(26)
Net (decrease) increase in cash, cash equivalents and restricted cash	(158,015)	307,270
Cash and cash equivalents and restricted cash at beginning of period	484,713	179,807
Cash and cash equivalents and restricted cash at end of period	$326,698	$487,077

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)
As a result of the acquisition of Founders One, LLC and its subsidiary Simple Management Group, Inc. effective January 2, 2026, the composition of our reportable segments changed beginning in the second quarter of fiscal 2026. SMG is now reported as a standalone reportable segment. Our equity interest in Cash Converters International Limited is now included within Corporate. Prior period segment information has been recast to reclassify Cash Converters equity income and interest income from notes receivable from Founders from the 'Other Investments' segment to Corporate. Because SMG was not a consolidated subsidiary in any prior period presented, no prior period SMG segment results exist.

	Three Months Ended June 30, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$118,762	$73,776	$17,117	$209,655	$—	$209,655
Jewelry scrap sales	37,231	7,670	11,674	56,575	—	56,575
Pawn service charges	95,209	42,949	14,317	152,475	—	152,475
Other revenues	29	14	—	43	—	43
Total revenues	251,231	124,409	43,108	418,748	—	418,748
Merchandise cost of goods sold	71,530	47,477	11,748	130,755	—	130,755
Jewelry scrap cost of goods sold	27,183	5,701	8,922	41,806	—	41,806
Gross profit	152,518	71,231	22,438	246,187	—	246,187
Segment and corporate expenses (income):
Store expenses	88,034	43,633	16,026	147,693	—	147,693
General and administrative	—	—	—	—	33,999	33,999
Depreciation and amortization	2,837	2,891	635	6,363	3,287	9,650
Loss on sale or disposal of assets and other	4	21	—	25	—	25
Interest expense	—	—	—	—	8,353	8,353
Interest income	—	—	—	—	(2,786)	(2,786)
Equity in net income of unconsolidated affiliates	—	—	—	—	(1,895)	(1,895)
Other (income) expense	—	(123)	(157)	(280)	(581)	(861)
Segment contribution	$61,643	$24,809	$5,934	$92,386
Income (loss) before income taxes				$92,386	$(40,377)	$52,009

	Three Months Ended June 30, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$112,249	$56,375	$168,624	$—	$168,624
Jewelry scrap sales	23,750	3,220	26,970	—	26,970
Pawn service charges	83,930	31,409	115,339	—	115,339
Other revenues	31	17	48	—	48
Total revenues	219,960	91,021	310,981	—	310,981
Merchandise cost of goods sold	69,084	39,142	108,226	—	108,226
Jewelry scrap cost of goods sold	16,814	2,302	19,116	—	19,116
Gross profit	134,062	49,577	183,639	—	183,639
Segment and corporate expenses (income):
Store expenses	81,843	31,539	113,382	—	113,382
General and administrative	—	—	—	27,521	27,521
Depreciation and amortization	2,651	2,156	4,807	3,196	8,003
Other operating income	—	—	—	(1,262)	(1,262)
Interest expense	—	—	—	8,458	8,458
Interest income (a)	—	—	—	(5,440)	(5,440)
Equity in net income of unconsolidated affiliates (b)	—	—	—	(1,200)	(1,200)
Other (income) expense	—	(12)	(12)	(524)	(536)
Segment contribution	$49,568	$15,894	$65,462
Income (loss) before income taxes			$65,462	$(30,749)	$34,713

(a)
Interest income includes $0.6 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(b)
Equity in net income of unconsolidated affiliates includes $1.4 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Nine Months Ended June 30, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$385,688	$213,643	$34,936	$634,267	$—	$634,267
Jewelry scrap sales	128,236	18,704	30,784	177,724	—	177,724
Pawn service charges	289,153	117,668	28,699	435,520	—	435,520
Other revenues	90	47	—	137	—	137
Total revenues	803,167	350,062	94,419	1,247,648	—	1,247,648
Merchandise cost of goods sold	236,864	139,773	23,662	400,299	—	400,299
Jewelry scrap cost of goods sold	83,205	12,771	22,182	118,158	—	118,158
Gross profit	483,098	197,518	48,575	729,191	—	729,191
Segment and corporate expenses (income):
Store expenses	264,182	125,762	32,640	422,584	—	422,584
General and administrative	—	—	—	—	95,230	95,230
Depreciation and amortization	8,369	8,159	1,309	17,837	10,157	27,994
Loss on sale or disposal of assets and other	91	21	—	112	—	112
Interest expense	—	—	—	—	24,873	24,873
Interest income (c)	—	—	—	—	(10,187)	(10,187)
Equity in net income of unconsolidated affiliates (d)	—	—	—	—	(4,884)	(4,884)
Other (income) expense	—	(489)	(119)	(608)	(2,589)	(3,197)
Segment contribution	$210,456	$64,065	$14,745	$289,266
Income (loss) before income taxes				$289,266	$(112,600)	$176,666

(c)
Interest income includes $1.0 million of interest income from notes receivable from Founders recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(d)
Equity in net income of unconsolidated affiliates includes $1.8 million of equity income from CCV recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Nine Months Ended June 30, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$357,964	$166,470	$524,434	$—	$524,434
Jewelry scrap sales	56,146	8,494	64,640	—	64,640
Pawn service charges	259,354	88,908	348,262	—	348,262
Other revenues	82	49	131	—	131
Total revenues	673,546	263,921	937,467	—	937,467
Merchandise cost of goods sold	225,412	116,193	341,605	—	341,605
Jewelry scrap cost of goods sold	42,017	6,350	48,367	—	48,367
Gross profit	406,117	141,378	547,495	—	547,495
Segment and corporate expenses (income):
Store expenses	245,042	90,343	335,385	—	335,385
General and administrative	—	—	—	76,805	76,805
Depreciation and amortization	8,050	6,191	14,241	10,117	24,358
Loss on sale or disposal of assets and other	17	8	25	—	25
Other operating income	—	—	—	(1,262)	(1,262)
Interest expense	—	—	—	14,886	14,886
Interest income (e)	—	—	—	(9,408)	(9,408)
Equity in net income of unconsolidated affiliates (f)	—	—	—	(4,180)	(4,180)
Other (income) expense	(7)	(220)	(227)	604	377
Segment contribution	$153,015	$45,056	$198,071
Income (loss) before income taxes			$198,071	$(87,562)	$110,509

(e)
Interest income includes $1.8 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(f)
Equity in net income of unconsolidated affiliates includes $4.9 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Nine Months Ended June 30, 2026
	U.S. Pawn	Latin America Pawn	SMG	Consolidated

As of September 30, 2025	545	815	—	1,360
New locations opened	—	7	—	7
Locations acquired	3	14	—	17
Locations combined or closed	(1)	—	—	(1)
As of December 31, 2025	547	836	—	1,383
New locations opened	—	4	2	6
Locations acquired	12	—	105	117
As of March 31, 2026	559	840	107	1,506
New locations opened	—	9	1	10
Locations acquired	1	33	—	34
Locations combined or closed	—	(1)	—	(1)
As of June 30, 2026	560	881	108	1,549

	Nine Months Ended June 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	4	4
As of December 31, 2024	542	741	1,283
New locations opened	—	9	9
Locations acquired	—	1	1
Locations combined or closed	—	(9)	(9)
As of March 31, 2025	542	742	1,284
New locations opened	—	10	10
Locations acquired	3	40	43
Locations combined or closed	—	(1)	(1)
As of June 30, 2025	545	791	1,336

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2026 and 2025 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025	2026	2025

Mexican peso	17.5	18.8	17.4	19.5	17.8	20.0
Guatemalan quetzal	7.5	7.6	7.5	7.6	7.5	7.6
Honduran lempira	26.4	25.8	26.4	25.7	26.3	25.2
Australian dollar	1.5	1.5	1.4	1.6	1.5	1.6
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,
	2026	2025

Consolidated net income	$38.5	$26.5
Interest expense	8.4	8.5
Interest income	(2.8)	(5.4)
Income tax expense	13.5	8.2
Depreciation and amortization	9.7	8.0
EBITDA	$67.2	$45.7

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	Diluted EPS	EBITDA

2026 Q3 Reported	$418.7	$246.2	$52.0	$13.5	$38.5	$0.48	$67.2
Tax Impact	—	—	—	—	—	—	—
FX impact	—	—	—	—	—	—	—
Constant Currency	(10.3)	(5.9)	(1.4)	(0.4)	(1.0)	(0.01)	(1.6)
2026 Q3 Adjusted	$408.4	$240.3	$50.6	$13.1	$37.5	$0.47	$65.6

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	Diluted EPS	EBITDA

2025 Q3 Reported	311.0	183.6	34.7	8.2	26.5	0.34	45.7
Corporate lease termination	—	—	(1.3)	(0.3)	(1.0)	(0.01)	(1.3)
Non-recurring foreign tax expense	—	—	—	0.9	(0.9)	(0.01)	—
FX impact	—	—	(0.1)	—	(0.1)	—	(0.1)
2025 Q3 Adjusted	$311.0	$183.6	$33.3	$8.8	$24.5	$0.32	$44.3

	Three Months Ended June 30, 2026		Nine Months Ended June 30, 2026
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$418.7	35%	$1,247.6	33%
Currency exchange rate fluctuations	(10.3)		(29.8)
Constant currency consolidated revenues	$408.4	31%	$1,217.8	30%

Consolidated gross profit	$246.2	34%	$729.2	33%
Currency exchange rate fluctuations	(5.9)		(16.6)
Constant currency consolidated gross profit	$240.3	31%	$712.6	30%

Consolidated net inventory	$316.3	40%	$316.3	40%
Currency exchange rate fluctuations	(3.8)		(3.8)
Constant currency consolidated net inventory	$312.5	39%	$312.5	39%

Latin America Pawn gross profit	$71.2	44%	$197.5	40%
Currency exchange rate fluctuations	(5.8)		(16.6)
Constant currency Latin America Pawn gross profit	$65.4	32%	$180.9	28%

Latin America Pawn PLO	$98.9	40%	$98.9	40%
Currency exchange rate fluctuations	(5.2)		(5.2)
Constant currency Latin America Pawn PLO	$93.7	33%	$93.7	33%

Latin America Pawn PSC revenues	$42.9	37%	$117.7	32%
Currency exchange rate fluctuations	(3.3)		(9.5)
Constant currency Latin America Pawn PSC revenues	$39.6	26%	$108.2	22%

Latin America Pawn merchandise sales	$73.8	31%	$213.6	28%
Currency exchange rate fluctuations	(6.1)		(18.3)
Constant currency Latin America Pawn merchandise sales	$67.7	20%	$195.3	17%

Latin America Pawn segment profit before tax	$24.8	56%	$64.1	42%
Currency exchange rate fluctuations	(2.0)		(5.2)
Constant currency Latin America Pawn segment profit before tax	$22.8	43%	$58.9	31%